EXHIBIT 99.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED NOVEMBER 12, 1998 (THE "PROSPECTUS"), AND IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY AS SUBSCRIPTION AGENT.

CONTROL NUMBER          NORTH EAST INSURANCE COMPANY   SUBSCRIPTION CERTIFICATE
                                                             REPRESENTING


                 SUBSCRIPTION CERTIFICATE FOR COMMON SHARES
                VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M.
          (EASTERN TIME) ON DECEMBER 21, 1998, THE EXPIRATION DATE
              THIS SUBSCRIPTION CERTIFICATE IS NOT TRANSFERABLE
                     AND MAY NOT BE COMBINED OR DIVIDED


EXPIRATION DATE: DECEMBER 21, 1998

THIS SUBSCRIPTION CERTIFICATE MAY BE USED                       RIGHTS
TO SUBSCRIBE FOR SHARES, BUT MAY NOT BE                   SUBSCRIPTION PRICE
ASSIGNED OR SOLD, FULL INSTRUCTIONS APPEAR                US $2.25 PER SHARE
ON THE BACK OF THIS CERTIFICATE.

                                                                CUSIP
                                                              659164107


REGISTERED OWNER:





The registered owner of this Subscription Certificate, named above, is entitled to the number of rights to subscribe for Common Stock, $1.00 par value, of North East Insurance Company, shown above, in the ratio of one share of Common Stock for each Right held, pursuant to the Basic
Subscription Privilege and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus dated November 12, 1998 relating thereto.

IMPORTANT:   Complete form on reverse side.


Dated: November 12, 1998

                                        NORTH EAST INSURANCE COMPANY


COUNTERSIGNED AND REGISTERED:
  AMERICAN STOCK TRANSFER & TRUST COMPANY,
       (New York, N.Y.)       TRANSFER AGENT
                                AND REGISTRAR

By:    /s/
                           AUTHORIZED SIGNATURE




                                             Expiration Date: December 21, 1998

     PLEASE COMPLETE ALL APPLICABLE INFORMATION AND RETURN THIS FORM TO:

                           American Stock Transfer
                            & Trust Company
                           40 Wall Street, 46th Floor
                           New York, New York 10005
                           Attn: Reorganization Department

PART 1: TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares indicated upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged.

Please check [ ] below:


[ ] A. Basic Subscription Privilege:                    x $        2.25         = $
                                        ---------------    --------------------    -----------------
                                        (Full Shares of    (Subscription Price)    (Amount Required)
                                        Common Stock
                                        Requested)

[ ] B. Oversubscription Privilege:                      x $        2.25         = $
                                        ---------------    --------------------    -----------------
                                        (Full Shares of    (Subscription Price)    (Amount Required)
                                        Common Stock
                                        Requested)                        TOTAL = $
                                                                                   -----------------


NOTE: NEIC reserves the right to limit your purchase if and to the extent necessary to keep your percentage ownership from exceeding 9.9% of the outstanding total shares.

PART 2:  METHOD OF PAYMENT (CHECK ONE)

[ ] Uncertified personal check payable to American Stock Transfer & Trust Company, as Subscription Agent. Please note that funds paid by uncertified check may take at least five business days to clear. Accordingly, shareholders who wish to pay the subscription price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such time, and are urged to consider payment by means of certified or bank check, money order or wire transfer of immediately available funds.

[ ] Certified check or bank check drawn on a U.S. bank, or money order, payable to American Stock Transfer & Trust Company, as Subscription Agent.

[ ] Wire transfer directed to the account maintained by American Stock Transfer & Trust Company at The Chase Manhattan Bank, Account No. 323-005225; ABA No. 021000021.

If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all shares that are stated to be subscribed for, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the Subscription Price for all shares that the undersigned has the right to purchase pursuant to the Basic Subscription Privilege and the Oversubscription Privilege (such excess amount, the "Subscription Excess"), the Subscription Agent shall return the Subscription Excess to the subscriber without interest or deduction.

PART 3: REPRESENTATIONS OF SUBSCRIBER. This Part need only be completed by subscribers intending to purchase more than 200,000 shares.

Subscription for more than 200,000 shares will be rejected unless one of the following conditions is satisfied and the corresponding box is checked:

[ ] Subscriber is a broker, custodian, trustee, bank or other intermediary holding shares of NEIC for the benefit of others, none of whom is purchasing more than 200,000 shares of NEIC pursuant to the subscription offering;

[ ] Subscriber is a broker, custodian, trustee, bank or other intermediary holding shares of NEIC for the benefit of others and has attached hereto a completed Representation Letter in the form included in the Prospectus as Appendix B for each beneficial owner who is purchasing more than 200,000 shares of NEIC pursuant to the subscription offering; or

[ ] Subscriber has attached hereto a completed Representation Letter in the form included in the Prospectus as Appendix B.

If you have any questions regarding this Part 3, please call Linda Hatt (Shareholder Relations) or Robert G. Schatz (Chief Executive Officer) at NEIC, 207-883-2232.

PART 4:  SIGNATURE:

Subscriber acknowledges that Maine and New York insurance laws generally require prior approval for any person to acquire beneficial ownership of 10% or more of the outstanding voting stock of NEIC.

EXECUTED BY SUBSCRIBER on the _________ day of ________________, 1998.

(Joint owners: all                Signature ________________________________
 owners must sign)                Title ____________________________________

(Entities: specify                Signature ________________________________
 titles of signing                Title ____________________________________
 officers)